Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET

ADDS KRISTEN BLUM TO BOARD OF DIRECTORS

PHOENIX, Ariz. – (Globe Newswire) – August 8, 2016 – Sprouts Farmers Market, Inc. (Nasdaq: SFM), one of the fastest-growing retailers in the country, today announced the addition of Kristen Blum to its board of directors.

“We are very excited to add Kristen to our board,” said Amin Maredia, chief executive officer and a director of Sprouts Farmers Market. “Kristen’s strategic orientation, strong business acumen and more than 25 years of experience in developing strategies and designing information technology solutions in the retail and consumer goods industries will be a tremendous asset to our company and our board.”

Blum currently serves as senior vice president and chief information officer of Frito-Lay, where she leads the technology agenda for PepsiCo’s $14 billion snack and convenient foods business. Blum previously served PepsiCo as senior vice president and chief information officer of Commercial Solutions, Innovation, Data and Analytics, where she was responsible for creating global, enterprise data and analytics solutions, as well as senior vice president and chief information officer of Enterprise Solutions. Blum also has served as executive vice president and chief technology officer of J.C. Penney Co. Inc. and senior vice president and chief information officer of Abercrombie & Fitch, where she oversaw the information technology function of each of these organizations.

“Sprouts has become one of the largest natural and organic retailers and developed broad consumer appeal by making healthy living easy and affordable,” said Blum. “It will be a privilege for me to work with the Sprouts board and management team to help move the company’s long-term strategy forward.”

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 23,000 team members and operates more than 240 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

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Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

8/8/16